SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 19, 2002

CABLEVISION SYSTEMS CORPORATION
(Exact Name of Registrant as specified in its Charter)

Delaware
(State of Incorporation)

1-14764 (Commission File Number)	11-3415180 (IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)
1-9046 (Commission File Number)	11-2776686 (IRS Employer Identification Number)

1111 Stewart Avenue, Bethpage, New York  11714
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(516) 803-2300

ITEM 5.	OTHER EVENTS

On December 19, 2002, Northcoast Communications, L.L.C. (“Northcoast Communications”), Boston Holding, LLC, New York PCS Holding, LLC and Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”) entered into an Asset Purchase Agreement pursuant to which, among other things, Verizon Wireless agreed to purchase 50 PCS licenses and certain related assets from Northcoast Communications for approximately $750 million in cash, subject to certain purchase price adjustments.

The transaction is subject to regulatory and other closing conditions, including filings under the Hart-Scott-Rodino Antitrust Improvements Act and approval by the Federal Communications Commission, and is expected to close during the second quarter of 2003.

CSC Holdings, Inc. holds a 49.9% interest and certain preferential distribution rights in Northcoast Communications.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	None.
(b)	None.
(c)	Exhibit 99.1	Asset Purchase Agreement, dated as of December 19, 2002, by and among Northcoast Communications, L.L.C., Boston Holding, LLC, New York PCS Holding, LLC and Cellco Partnership d/b/a Verizon Wireless.

SIGNATURES

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
By:	/s/ Hank Ratner

	Name: Title:	Hank Ratner Vice Chairman

Dated: December 23, 2002

                         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSC HOLDINGS, INC.
By:	/s/ Hank Ratner

	Name: Title:	Hank Ratner Vice Chairman

Dated: December 23, 2002

EXHIBIT INDEX

(c)	Exhibit 99.1	Asset Purchase Agreement, dated as of December 19, 2002, by and among Northcoast Communications, L.L.C., Boston Holding, LLC, New York PCS Holding, LLC and Cellco Partnership d/b/a Verizon Wireless.